Exhibit 10.1

FIRST AMENDMENT TO subscription Agreement

This First Amendment (this "Amendment") to the Subscription Agreement by and between Net Element, Inc., a Delaware corporation (the “Company”), and Kenges Rakishev (the “Buyer”), dated as of February 23, 2012 (the "Agreement"), is effective as of the 19th day of April, 2012 (the “Amendment Effective Date”).

RECITALS

WHEREAS, the Company and Buyer desire to amend certain terms of the Agreement as set forth herein, and, except as otherwise provided below, intend that the Agreement shall remain in full force and effect.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company and Buyer agrees that the Agreement shall be amended as follows:

1.          The foregoing recitals are hereby acknowledged to be true and accurate and are incorporated herein by this reference. Unless otherwise provided herein all terms appearing in initial capitalized letters shall have the meanings ascribed to them in the Agreement.

2.          The first sentence of Section 4(j) of the Agreement is hereby deleted in its entirety and replaced with the following:

“From the date hereof through the first date after April 23, 2012, on which the Buyer, together with Buyer’s Affiliates, cease to have “beneficial ownership” (as determined under Section 13(d) of the 1934 Act and the rules and regulations thereunder) greater than five percent (5%) of the Common Stock, the Company and each Subsidiary shall be prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined below) involving a Variable Rate Transaction.”

3.          Section 4(k) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(k)      Certain Defined Terms. (i) “Convertible Securities” means any capital stock or other security of the Company or any of its Subsidiaries that is, or may be, at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries; and (ii) “Subsequent Placement” means any of the following by or on behalf of the Company or any of its Subsidiaries (whether directly or indirectly): the issuance, offer, sale, grant of any option or right to purchase, or other disposition of (or announcement of any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, any preferred stock or any purchase rights.”

4.          This Amendment will be effective from and after the Amendment Effective Date and in the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control with respect to all matters from and after the Amendment Effective Date. Except as expressly set forth herein, (i) each of the Transaction Documents and each of the obligations and rights of the Company thereunder, and each of the rights and obligations of and benefits to Buyer thereunder, is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that from and after the date hereof, without implication that the contrary would otherwise be true, (A) all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment and (B) all references in the Transaction Documents to “the Subscription Agreement,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Transaction Documents shall mean the Agreement as amended by this Amendment and (ii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment or waiver of any right, power or remedy of Buyer or the Company under any of the Transaction Documents, nor constitute an amendment or waiver of any provision of any of the Transaction Documents and each of the Transaction Documents shall continue in full force and effect, as amended or modified by this Amendment. The parties hereto agree that this Amendment (i) amends (and constitutes an amendment to) all the Transaction Documents as expressly contemplated by this Amendment to give full force and effect to the terms and conditions of this Amendment and (ii) constitutes a “Transaction Document” for purposes of all Transaction Documents.

5.          All of the terms and conditions herein contained shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

6.          This Amendment shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

7.          This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which, together, shall constitute one instrument. For the purposes of this Amendment, an executed facsimile or a portable document format (.PDF) counterpart copy of this Amendment shall be deemed an original for all purposes.

8.          The Company shall, on or before 8:30 a.m., New York time, on the 4th Business Day (as defined in the Agreement) after the Amendment Effective Date, file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by this Amendment in the form required by the 1934 Act.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and Buyer have executed this Amendment effective as of the Amendment Effective Date.

COMPANY:

NET ELEMENT, INC.

By:	/s/ Jonathan New
	Name:	Jonathan New
	Title:	CFO

BUYER:

/s/ Kenges Rakishev
KENGES RAKISHEV

[Signature page to First Amendment to Subscription Agreement]